                                                                 Exhibit 10.1.19

                            NONCOMPETITION AGREEMENT

      THIS AGREEMENT, entered into as of this _____ day of _______, 19__, by and between ADVANCED TELECOMMUNICATIONS, INC., a Minnesota corporation ("ATI") and _______________________ ("Employee")

      Employee recently commenced [his/her] employment with ATI. ATI has provided Employee with certain incentive stock options conditioned upon [his/her] agreement to enter into this Noncompetition Agreement.

      NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

      1. Definitions. The following definitions are used in this Agreement:

            "Confidential Information" means information learned or acquired by Employee during Employee's employment by any Related Entity, including without limitation, (i) all technical information relating to any Related Entity; (ii) any information concerning any marketing programs or strategies sued by any Related Entity, or any product or service under development by, or being tested by, any Related Entity but not yet offered for sale; (iii) any information concerning the pricing policies or the prices charged by any Related Entity to any Customer, the volume of orders of any Customer, any bids or negotiations being submitted by or being conducted by any Related Entity and all other information concerning the transactions of any Related Entity with any Customer or proposed Customer;
      (iv) any financial information concerning the salaries or wages paid to, the work records of or any other personnel information relating to any employee of any Related Entity; and (v) any other information determined by any Related Entity to be confidential and proprietary and which is identified as confidential and proprietary prior to or at the time of its disclosure to Employee.

            "Customer" means (i) any person which, at any time during the term of Employee's employment by any Related Entity purchased products or services from, or was solicited to purchase products or services from any Related Entity, and (ii) during the Restricted Period, any person which, at any time during the 2 year period immediately prior to the date of termination of Employee's employment with the Related Entities, purchased products or services from, or was solicited to purchase products or services from, any Related Entity.

            "Related Entity" means ATI and any other person which ATI directly or indirectly controls and any other affiliate of ATI for which Employee performs services or about which Employee has Confidential Information at any time during the 2-year period immediately preceding the termination of Employee's employment with any such entity.

            "Restricted Period" means the 2-year period immediately following the date Employee ceases to be an employee of any Related Entity.

            "Restricted Territory" means any of those counties in which any Related Entity makes material sales during the term of Employee's employment by any Related Entity and any location within 50 miles of such counties.

            "Subject Businesses" means (i) during the term of Employee's employment with any Related Entity, those businesses conducted by any Related Entity, and (ii) during the Restricted Period, any businesses conducted by any Related Entity at any time during the 2-year period immediately prior to the date of termination of Employee's employment.

            "Subject Products" means (i) during the term of Employee's employment with any Related Entity, the types of products and services which any Related Entity sold, serviced, leased or maintained, and (ii) during the Restricted Period, the types of products which any Related Entity sold, serviced, leased or maintained at any time during the 2-year period immediately prior to the date of termination of Employee's employment with the Related Entities.

            "Supplier" means (i) during the term of Employee's employment with any Related Entity, any Person which sold products or services to any Related Entity, and (ii) during the Restricted Period, any Person which, at any time during the 2-year period immediately prior to the date of termination of Employee's employment with the Related Entities, sold products or services to any Related Entity.

      2. Non-Competition. Employee will not, during [his/her] employment by any Related Entity or after such employment during the Restricted Period, directly or indirectly, whether as agent, stockholder (except as the holder of not more than 5% of the stock of a publicly held company, provided Employee does not participate in the business of that company or render advice or assistance to
it), employee, officer, director, trustee, partner, consultant, proprietor or otherwise, except on behalf of the Related Entities;

            (a) Acquire an ownership interest in, engage in or render advice or assistance to any business which sells, services, leases or otherwise maintains any of the Subject Products or which otherwise competes with the Subject Businesses anywhere within the Restricted Territory. Notwithstanding the foregoing, Employee may be employed by:

                  (i) any customer of any of the Subject Businesses after the termination of Employee's employment with the Related Entities, provided such customer does not conduct a business which sells, services, leases or maintains any of the Subject Products or which otherwise competes with the Subject Businesses anywhere within the Restricted Territory;

                  (ii) any competitor of any of the Subject Businesses after the termination of Employee's employment with the Related Entities, provided all of the following conditions are satisfied: (A) Employee does not perform any services for such competitor in the Restricted Territory; and (B) Employee does not any time violate any of the other provisions of this Agreement in the course of the performance of services for such competitor.

            (b) Entice or attempt to entice any of the Suppliers or Customers to cause, or attempt to cause, any Supplier or Customer not to do business, or reduce its business, with any Related Entity.

            (c) Hire or attempt to hire any employees, contractors or agents of any Related Entity, or attempt to induce any of those parties to leave their employment relationship with any Related Entity.

      3. Confidential Information. Employee will not at any time during the term of Employee's employment by any Related Entity or thereafter during the Restricted Period disclose any Confidential Information to any person other than an employee or agent of any Related Entity having the need to know that information in the ordinary course of business.

      4. Remedies in the Event of Breach. Employee recognizes that irreparable injury may result to the Related Entities if Employee breaches the restrictions imposed by this Agreement. Employee's engagement in any act in violation of this Agreement will entitle the Related Entities, and each of them, in addition to any other remedies and damages available to them, to an injunction prohibiting Employee from engaging in such act.

      5. Reasonableness of Restrictions. By entering into this Agreement, Employee acknowledges (i) that Employee is familiar with the nature of the Subject Businesses and the Subject Products; (ii) that Employee has read and understands the nature and scope of the restrictions imposed by this Agreement; and (iii) that the Related Entities have invested and will continue to invest substantial effort and sums of money to develop and promote the Subject Products and goodwill of the Related Entities. EMPLOYEE THEREFORE ACKNOWLEDGES AND REPRESENTS THAT THE SCOPE OF THOSE RESTRICTIONS ARE APPROPRIATE, NECESSARY AND REASONABLE FOR THE PROTECTION OF THE BUSINESS, GOODWILL AND PROPERTY RIGHTS OF THE RELATED ENTITIES AND WILL NOT PREVENT EMPLOYEE FROM EARNING A LIVING SUBSEQUENT TO THE DATE OF THIS AGREEMENT.

      6. Assignment. ATI may not assign this Agreement without the written consent of Employee; provided, however, that (a) upon the transfer of substantially all of the assets of or a change of control of ATI, this Agreement will inure to the benefit of the successor employer, and (b) ATI may assign this Agreement to any person controlled by, controlling or under common control with ATI. This Agreement will bind and inure to the benefit of the parties to this Agreement, their respective successors, assigns, heirs and legal representatives.

      7. Invalidity, Modification. If a court rules that any part of this Agreement is unenforceable, the unenforceable part may be modified by the court to make it enforceable, or it may be severed and the other parts of the Agreement will remain enforceable.

      8. Governing Law and Choice of Forum. This Agreement is governed by and will be construed in accordance with the internal laws of the State of Minnesota. All suits with respect to this Agreement must be heard by courts having their forum within the State of Minnesota.

                                    ATI:

                                    ADVANCED TELECOMMUNICATIONS, INC.


                                    By________________________________________
                                    Its_______________________________________


                                    EMPLOYEE:


                                    _________________________________________
                                    [insert Employee name]